99.2(l)(2) Exhibit

January 28, 2019

Bluerock Total Income+ Real Estate Fund

1290 Broadway, Suite 1100

Denver, CO 80203

Re:	Total Income+ Real Estate Fund, File Nos. 811-22710 and 333-222772

Dear Board Members:

A legal opinion (the "Legal Opinion") that we prepared was filed with the Bluerock Total Income+ Real Estate Fund Registration Statement filed on Form N-2 January 29, 2018. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 under the Securities Act of 1933 (Amendment No. 13 under the Investment Company Act of 1940) (the "Amendment") and consent to all references to us in the Amendment.

Very truly yours,

/s/Thompson Hine LLP
THOMPSON HINE LLP